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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    April 26, 1999





                          NEXTLINK COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


Delaware                       000-22939                       91-1738221
(State or other              (Commission File                (IRS Employer
jurisdiction of                 Number)                   Identification No.)
incorporation)



500 108th Avenue NE, Suite 2200, Bellevue, Washington                98004
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:  425-519-8900





                                 Not Applicable
          (Former name or former address, if changed from last report)





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Item 2.  Acquisition or Disposition of Assets

     On April 26, 1999, NEXTLINK Communications, Inc. ("NEXTLINK") consummated the merger of WNP Communications, Inc. ("WNP") with and into the special purpose vehicle PCO Acquisition Corp. ("PCO"), a wholly-owned subsidiary of NEXTLINK, with PCO being the surviving corporation pursuant to that certain Agreement and Plan of Merger dated as of January 14, 1999, as amended (the "Merger Agreement") among NEXTLINK, PCO and WNP. WNP was (and PCO, as its successor, is) the owner of the largest amount of LMDS spectrum in the United States, with licenses covering an area where approximately 114 million people live and work, in 40 markets in the United States. LMDS, a broadband fixed wireless spectrum, can be used to provide high-speed data transfer, wireless local telephone service, wireless transmission of telephone calls in bulk quantity, video broadcasting and videoconferencing.

     NEXTLINK elected to pay the merger consideration in cash and stock valued at $698.2 million, less the amount due to the Federal Communications Commission (the "FCC") in connection with the merger. The amount due to the FCC was $157.7 million, which included interest from March 30, 1999 through the date of the merger, in accordance with the FCC's rules.

     NEXTLINK paid the remaining portion of the merger consideration to the WNP stockholders by paying them $190.1 million in cash and issuing to them 5,715,831 shares of Class A common stock of NEXTLINK, valued at $61.31 per share. The cash portion of the merger consideration was funded from existing cash reserves of NEXTLINK.

     The basic terms of the Merger and the relationships between the NEXTLINK, PCO and WNP were described in NEXTLINK's Registration Statement on Form S-4 (Registration No. 333-75923) filed on April 8, 1999, which is incorporated by reference herein. The terms of the merger were determined in accordance with the Merger Agreement and were established through arm's length negotiations between NEXTLINK and WNP.





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Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Business Acquired.

               Previously filed. See NEXTLINK's Registration Statement dated April 8, 1999 (Registration No. 333-75923).

         (b)  Pro Forma Financial Information.

               Had the merger with WNP occurred on January 1, 1998, NEXTLINK would have reported a net loss of $295.7 million, a net loss applicable to common shares of $354.5 million, and a net loss per share of $5.95, for the year ended December 31, 1998. This information is for informational purposes only and does not indicate what would have occurred if the merger had taken place on January 1, 1998, or the future results of the combined companies.

         (c)  Exhibits.


           10.1 Agreement and Plan of Merger, dated January 14, 1999, by and among WNP Communications, Inc, PCO Acquisition, Corp and NEXTLINK Communications, Inc.(1)

           10.2 Amendment to the Merger Agreement, dated April 26, 1999, by and among WNP Communications, Inc, PCO Acquisition, Corp and NEXTLINK Communications, Inc.

           10.3 Registration Rights Agreement, dated January 14, 1999, among NEXTLINK Communications, Inc. and the persons and entities that have executed and delivered a certain Consent and Indemnity Agreement of Stockholders.(1)

           10.4 Amendment to the Registration Rights Agreement, dated April 26, 1999, among NEXTLINK Communications, Inc. and the persons and entities that have executed and delivered a certain Consent and Indemnity Agreement of Stockholders.


           -----------

           (1) Incorporated by reference to the exhibits filed with NEXTLINK's current report on Form 8-K filed on January 19, 1999 (Commission File No. 000-22939).





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  May 11, 1999

                                    NEXTLINK COMMUNICATIONS, INC.



                                    By: /s/ R. Bruce Easter, Jr.
                                        ---------------------------
                                        Name:  R. Bruce Easter, Jr.
                                        Title: Vice President